UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2005

PS BUSINESS PARKS, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2349
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers

PS Business Parks, Inc. (AMEX:PSB) announced today that Stephen S. King, Executive Vice President and Chief Administrative Officer, will resign from the Company effective March 31, 2005 to pursue other business opportunities.

(c)       Exhibits

            The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

            99.1    Press release dated February 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: February 24, 2005
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 February 24, 2005
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. Announces Management Changes

GLENDALE, California — PS Business Parks, Inc. (AMEX:PSB) announced today that Stephen S. King, Executive Vice President and Chief Administrative Officer, will resign from the Company effective March 31, 2005 to pursue other business opportunities.

Joseph D. Russell, Jr., President and Chief Executive Officer, commented, “Steve has been an integral part of PS Business Parks’ growth over the last five years in his roles as Vice President (West Coast), Chief Operating Officer and most recently, Chief Administrative Officer. Steve has displayed consistent leadership and commitment to PSB’s goal of creating a nimble organization built on a platform of small tenant flex, office and industrial properties. We respect Steve’s decision, and we wish him well in his new endeavors.”

The Company also announced that Viola I. Sanchez has been promoted to Divisional Vice President, Southeast Division, with responsibility for the Company’s Miami, Florida, portfolio. Ms. Sanchez has been with the Company for four years, most recently as Regional Manager in Miami, Florida, having relocated from Southern California in March 2004, where she had responsibility for the Company’s portfolios in Phoenix, Arizona, and San Diego, California. Mr. Russell commented, “We are very pleased to announce Viola’s promotion to Divisional Vice President. Since relocating to Miami in March, Viola has been a significant contributor to the Company’s progress at Miami International Commerce Center, and we look forward to her continued success.”

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2004, PSB wholly-owned approximately 18.0 million net rentable square feet of commercial space with approximately 3,700 customers located in eight states, concentrated primarily in California (5.2 million sq. ft.), Texas (2.9 million sq. ft.), Florida (3.3 million sq. ft.), Oregon (1.9 million sq. ft.), Virginia (2.8 million sq. ft.) and Maryland (1.2 million sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's web site is www.psbusinessparks.com.